UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2011

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry Into a Material Definitive Agreement

On March 31, 20111, AST Telecom, LLC (“AST”), our wholly-owned subsidiary doing business as Bluesky Communications, entered into a loan agreement (the “Loan Agreement”) with ANZ Finance American Samoa, Inc. and ANZ Amerika Samoa Bank (jointly, “ANZ”), pursuant to which ANZ committed to provide financing of up to $5,500,000 in the form of a five year term loan in connection with the closing of the SamoaTel Share Sale and Purchase Agreement described below (the “Loan”). In addition, ANZ committed to provide up to $3,500,000 in a two year letter of credit facility which AST may issue to various vendors (the “Facility”). AST is the borrower under the Loan Agreement and the Facility. The Loan and the Facility are principally secured by substantially all of the assets and operations of AST. The Loan bears interest at the rate of 2.5% above the prime rate. AST paid ANZ a fee of $82,500 at closing. At closing, AST borrowed the full amount available under the Loan and used the proceeds for the purchase of SamoaTel. In connection with the Loan Agreement and the Facility, eLandia increased its existing guaranty and security agreements in favor of ANZ (respectively, the “Guaranty”) to include the amounts borrowed under the Loan Agreement and the Facility. Pursuant to the Guaranty, eLandia has unconditionally guaranteed the repayment and other obligations of AST under the Loan Agreement and the Facility. In connection with the Loan Agreement and the Facility, AST executed a stock pledge agreement of all of its interest in the issued and outstanding shares of capital stock of BSI.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 31, 2011, AST consummated the closing under a Share Sale and Purchase Agreement with The Government of the Independent State of Samoa (“Samoa”) pursuant to which, among other things, Bluesky SamoaTel Investments Limited (“BSI”), a subsidiary of AST, acquired 75% of the issued and outstanding capital shares of SamoaTel Limited (“SamoaTel”) in exchange for $11,000,000 U.S. Dollars. We own approximately 78% of BSI and the remaining 22% is owned by other investors.

SamoaTel is a provider of telecommunications products and services in Samoa. SamoaTel offers a full range of services including fixed line, mobile, data and calling card services for homes and businesses in Samoa.

On April 1, 2011, we issued a press release announcing the closing under the Share Sale and Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by AST Telecom, LLC, dated April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: April 6, 2011	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by AST Telecom, LLC dated April 1, 2011.

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